Exhibit 10.30

FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT

This FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT (“Agreement”), entered into as of September 26, 2018, among THE GREENBRIER COMPANIES, INC., an Oregon corporation (the “Company” or the “Borrower”), the other parties identified as “Debtors” on the signature pages hereto and such other parties that may become Debtors hereunder after the date hereof (together with the Company, the “Debtors” and individually a “Debtor”) in favor of BANK OF AMERICA, N.A., as administrative agent for its benefit and for the benefit of the other holders of the Secured Obligations (as defined below) (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

RECITALS

A. Pursuant to that certain Third Amended and Restated Credit Agreement dated as of October 29, 2015 (as amended, modified, extended, renewed or replaced from time to time, the “Existing Credit Agreement”) among the Borrower, the lenders party thereto (the “Existing Lenders”) and the Administrative Agent, the Existing Lenders required, as a condition precedent to their entering into the Existing Credit Agreement and making extensions of credit to or for the account of the Borrower thereunder, the Borrower and certain subsidiaries of the Borrower to execute that certain third amended and restated pledge agreement dated as of October 29, 2015 (the “Existing Pledge Agreement”).

B. The Lenders have agreed to amend and restate the Existing Credit Agreement pursuant to the Fourth Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, modified, extended, increased, renewed or replaced from time to time, the “Credit Agreement”) among the Company, as borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent.

C. It is a condition precedent to each Lender’s obligation to make its initial Credit Extension under the Credit Agreement that the Debtors agree to amend and restate the Existing Pledge Agreement in accordance with this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the Debtors and the Administrative Agent, on behalf of itself and each Lender, hereby agree as follows:

1. Definitions; Interpretations.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Pledge Agreement Supplement” has the meaning specified in Section 3(a).

“Pledged Collateral” has the meaning specified in Section 2.

“Pledged Shares” means, (i) with respect to each Debtor, 100% of the issued and outstanding Equity Interests (other than Excluded Property) of each direct Domestic Subsidiary of such Debtor and (ii) such Equity Interests of direct Foreign Subsidiaries that a Debtor may elect to pledge, including the Equity Interests of the Subsidiaries owned by such Debtor as set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto.

“Pledged Subsidiaries” means, collectively, the Subsidiaries of the Debtors listed on Schedule 1 hereto and such other parties that may become Pledged Subsidiaries hereunder after the Closing Date pursuant to a Pledge Agreement Supplement.

“Secured Obligations” means, without duplication, all Obligations.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement that are defined in the UCC shall have the meanings assigned to them in the UCC.

(d) Interpretation. The rules of interpretation and other definitional provisions set forth in Sections 1.02 and 1.07 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

2. Pledge.

As security for the payment, in full in cash when due, whether at stated maturity, by acceleration or otherwise, and performance of the Secured Obligations, each Debtor hereby pledges, collaterally assigns, transfers, hypothecates, sets over and grants to the Administrative Agent for its benefit and the benefit of the other holders of the Secured Obligations a security interest in all of such Debtor’s right, title and interest in, to and under the following, whether now existing or owned or hereafter acquired or arising (collectively, the “Pledged Collateral”):

(a) all Pledged Shares;

(b) all certificates, instruments or other writings representing or evidencing the Pledged Shares;

(c) all warrants, options and other rights entitling such Debtor to acquire any interest in any Pledged Shares; and

(d) all cash and non-cash proceeds of the foregoing;

provided, however, that the Pledged Collateral (and any reference to any portion of the Pledged Collateral) shall not include the Excluded Property.

3. Delivery Or Transfer Of Pledged Collateral.

(a) Subject to Section 6.15 of the Credit Agreement, each Debtor shall deliver to the Administrative Agent (i) promptly following the Closing Date (and in any event within 5 Business Days of the Closing Date or such long period as may be agreed to by the Administrative Agent in its sole discretion) or prior to the execution and delivery of this Agreement, all certificates or instruments representing or evidencing Pledged Shares existing as of the Closing Date and (ii) pursuant to Section 6.14(d) of the Credit Agreement, promptly (but in any event within thirty (30) days or such longer period as may be agreed to by the Administrative Agent in its sole discretion) following the receipt thereof by or on behalf of such Debtor, all certificates, instruments or other writings representing or evidencing any Pledged Shares that Debtor shall acquire, obtain, receive or become entitled to receive after the Closing Date, together with a duly executed instrument in substantially the form of Schedule 2 hereto (a “Pledge Agreement Supplement”) identifying such additional Pledged Shares; provided that the failure to deliver any such Pledge Agreement Supplement shall not affect the validity of such pledge of such Pledged Shares. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral shall be held in trust by the Debtors for the benefit of the Administrative Agent and the holders of the Secured Obligations pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment reasonably satisfactory to the Administrative Agent. Each Debtor hereby authorizes the Administrative Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares listed thereon shall for all purposes hereunder constitute Pledged Collateral.

(b) Except to the extent constituting Excluded Property, if any Debtor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) warrant, option or other right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then to the extent consisting of Pledged Collateral, such Debtor shall promptly (but in any event within thirty (30) days or such longer period as may be agreed to by the Administrative Agent in its sole discretion) following the receipt thereof by or on behalf of such Debtor deliver all of the foregoing to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Debtor, be received in trust for the benefit of the Administrative Agent and the holders of the Secured Obligations, be segregated from the other property or funds of such Debtor, and be promptly (but in any event within thirty (30) days or such longer period as may be agreed to by the Administrative Agent in its sole discretion) following the receipt thereof by or on behalf of such Debtor delivered to the Administrative Agent as Pledged Collateral in the same form as so received, together with duly executed instruments of transfer or assignment satisfactory to the Administrative Agent, as further collateral security for the Secured Obligations.

(c) Each Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment in order to perfect and protect the security interest of the Administrative Agent in the Pledged Collateral.

(d) During the continuation of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion during such period, to transfer to or to register in its name or the name of any of its nominees any or all of the Pledged Shares, subject to the provisions of Section 7(a), including, without limitation, the notice requirements specified therein. In addition, the Administrative Agent shall have the right at any time to exchange certificates, instruments or other writings representing or evidencing Pledged Shares for certificates, instruments or other writings of smaller or larger denominations.

(e) Each Debtor acknowledges and agrees that the security interest of the Administrative Agent in the Pledged Collateral constitutes continuing collateral security for all of the Secured Obligations which shall remain in effect until terminated in accordance with Section 22.

4. Representations and Warranties.

In addition to the representations and warranties of the Debtors set forth in the Credit Agreement, which are incorporated herein by this reference, each Debtor represents and warrants to the Administrative Agent and the holders of the Secured Obligations that:

(a) The applicable Debtor is the record legal and beneficial owner of the Pledged Collateral. No other Person, except the Administrative Agent pursuant to this Agreement, has any right, title, claim, or interest (by way of Lien, purchase option or otherwise), other than Permitted Liens of the type described in Sections 7.01(c) and 7.01(h) of the Credit Agreement, in or against or to the Pledged Collateral.

(b) The pledge of the Pledged Collateral pursuant to this Agreement creates in favor of the Administrative Agent, for its benefit and the benefit of the other holders of the Secured Obligations, a legally valid, binding and enforceable (except as enforcement thereof may be limited by applicable Debtor Relief Laws and by general principles of equity), first priority perfected, security interest in the Pledged Collateral, securing the payment of the Secured Obligations, subject only to Permitted Liens of the type described in Sections 7.01(c) and 7.01(h) of the Credit Agreement.

(c) All Pledged Shares have been duly authorized, validly issued and fully paid and are non-assessable (to the extent such concepts are applicable to such Pledged Shares).

(d) Except for (i) the filing or recording of UCC financing statements and amendments thereto, (ii) as may be required in connection with the disposition of Pledged Collateral by laws affecting the offering and sale of securities generally or (iii) those that may have been obtained and remain in full force and effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the enforcement against such Debtor of this Agreement, the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement, or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Shares by laws affecting the offering and sale of securities generally.

(e) Such Debtor has full power, authority and legal right to pledge the Pledged Collateral pursuant to this Agreement. There are and, to such Debtor’s knowledge, will be, no restrictions on the transferability of any Pledged Collateral transferred or delivered, or previously transferred or delivered, by the Debtor hereunder, to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by any Administrative Agent, except (i) as may be required in connection with the disposition of the Pledged Shares by Debtor Relief Laws or laws affecting the offering and sale of securities generally and (ii) notices and filings required by law, the Loan Documents and the Administrative Agent and the Lenders generally in connection with the exercise of remedies pursuant to the Loan Documents.

(f) Such Debtor is in compliance with Sections 3(a) or 3(b), as applicable, with respect to the delivery of all certificates or instruments representing, evidencing or constituting Pledged Collateral. The Pledged Collateral is not and shall not be represented or evidenced by any certificates or instruments other than those delivered hereunder, or if not delivered, as permitted to not yet be delivered hereunder.

(g) Except as previously disclosed to the Administrative Agent, none of the Pledged Shares (i) are dealt in or traded on a securities exchange or in a securities market, (ii) by their terms expressly provides that they are a Security governed by Article 8 of the UCC, (iii) are an investment company security, (iv) are held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(h) None of the Pledged Shares constitutes “margin stock” (within the meaning of Regulation U issued by the Federal Reserve Bank).

The foregoing representations and warranties shall survive the execution and delivery of this Agreement and shall be deemed remade only as specified by the Credit Agreement.

5. Covenants.

In addition to the covenants of each Debtor set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any Lender shall have any Commitment under the Credit Agreement or any of the Secured Obligations (other than contingent indemnification obligations and all Letters of Credit that remain outstanding that have been Cash Collateralized or with respect to which other arrangements satisfactory to the L/C Issuer have been made) shall remain unpaid or unsatisfied, each Debtor shall:

(a) To the extent permitted by applicable law, such Debtor, for itself and its successors and assigns, does hereby irrevocably waive and release all preemptive, first-refusal and other similar rights of such Debtor to purchase any or all of the Pledged Shares upon any sale thereof by the Administrative Agent hereunder, whether such right to purchase arises under any of such Debtor’s Organization Documents, by agreement, by operation of law or otherwise.

(b) Such Debtor warrants and covenants to defend the Administrative Agent’s security interest in and to the Pledged Collateral against the claims and demands of all other Persons (other than Persons holding Permitted Liens described in Sections 7.01(c) and 7.01(h) of the Credit Agreement), and to appear in and defend any action, suit or proceeding which may affect its title to, or the Administrative Agent’s security interest in, the Pledged Collateral.

(c) Except to the extent permitted by the Credit Agreement, such Debtor agrees that it will not (i) sell, assign, transfer, surrender or otherwise dispose of, or grant any option, warrant or other right or interest with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created by this Agreement and Permitted Liens described in Sections 7.01(c) and 7.01(h) of the Credit Agreement, or (iii) enter into any shareholder agreement, voting agreement, voting trust, irrevocable proxies or any other similar agreement or instrument with respect to any Pledged Collateral.

(d) Such Debtor will deliver to the Administrative Agent, in its capacity as shareholder in respect of any Pledged Collateral, all reports and notices received by such Debtor that are deemed material in such Debtor’s reasonable discretion.

6. Further Assurances. Each Debtor agrees that at any time and from time to time, at its own cost and expense, it will promptly procure, execute and deliver all further instruments, documents and agreements, and take all further action, that the Administrative Agent may reasonably request, in order to establish, maintain, preserve, protect and perfect in the Pledged Collateral, any security interest granted or purported to be granted hereby and the priority of such security interest, or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any

Pledged Collateral. Each Debtor hereby authorizes Administrative Agent to file any financing statements consistent with the terms and conditions of this Agreement together with such additions and supplements thereto as Administrative Agent reasonably deems necessary and which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Pledged Collateral and file any such financing statements by electronic means as authorized or required by applicable law or filing procedures. Without limiting the generality of the foregoing, each Debtor further agrees that it shall, concurrently with the execution of this Agreement and at any time and from time to time thereafter (a) procure, execute and deliver to the Administrative Agent all stock powers, endorsements, assignments and other instruments of transfer reasonably requested by Administrative Agent, (b) in accordance with the requirements of Section 3, deliver to the Administrative Agent the originals of all Pledged Shares and all certificates or instruments evidencing the Pledged Collateral, and (c) cause the Lien of the Administrative Agent to be recorded or registered in the books of any Clearing Corporation as may be reasonably requested by the Administrative Agent.

7. Voting Rights; Dividends.

(a) So long as no Event of Default shall then exist or result therefrom (and so long as written notice revoking the applicable Debtor’s rights described in this Section 7 has not been given by the Administrative Agent to the Debtors after and during the continuance of such Event of Default, which written notice shall be given one (1) day before such notice shall be in effect):

(i) Each Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement.

(ii) Each Debtor shall be entitled to receive and retain any and all dividends or distributions paid in respect of its Pledged Shares, in compliance with the terms of the Credit Agreement, except dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Shares, all of which shall be, and all of which shall be forthwith delivered to the Administrative Agent to hold as, Pledged Collateral and shall, if received by any Debtor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property of such Debtor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement and indemnity).

(iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the applicable Debtor all such proxies and other instruments as such Debtor may request for the purpose of enabling such Debtor to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends or distributions which it is authorized to receive and retain pursuant to clause (ii) above.

Notwithstanding anything to the contrary contained herein, the Debtor shall be entitled and permitted to retain any tax distributions at any time.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) above shall cease upon one (1) day’s written notice from the Administrative Agent, and all such rights shall thereupon become vested in the Administrative Agent, for its benefit and the ratable benefit of the holders of the Secured Obligations, who shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Debtor to receive the dividends or distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) above shall cease upon one (1) day’s written notice from the Administrative Agent, and all such rights shall thereupon become vested in the Administrative Agent, for its benefit and the ratable benefit of the holders of the Secured Obligations, who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

(iii) All dividends or distributions which are received by any Debtor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of the Administrative Agent, for its benefit and the ratable benefit of the holders of the Secured Obligations, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or indemnity).

(iv) In order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 7(b)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 7(b)(ii) above, each Debtor shall, if necessary, upon one (1) day’s written notice given by the Administrative Agent, from time to time execute and deliver to the Administrative Agent appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may request.

Notwithstanding anything to the contrary contained herein, the Debtor shall be entitled and permitted to retain any tax distributions at any time.

Anything in the foregoing to the contrary notwithstanding, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Collateral, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Debtor until (i) the occurrence and continuance of an Event of Default and (ii) Administrative Agent has given one (1) day’s prior written notice to the applicable Debtor of Administrative Agent’s election to exercise such rights with respect to the Pledged Collateral.

8. Authorization; Administrative Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default (and, in the case of any exercise of rights under Section 7, after written notice revoking the applicable Debtor’s rights described in Section 7(a) has been given by the Administrative Agent to the Debtors, which written notice shall be given at least one (1) day before such notice shall be in effect), the Administrative Agent shall have the right to, in the name of any Debtor, or in the name of the Administrative Agent, or otherwise, without notice to or assent by any Debtor, and each Debtor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers, employees or agents designated by the Administrative Agent) as such Debtor’s true and lawful attorney-in-fact, with full power and authority to take any action and execute any and all endorsements, assignments, documents, instruments or UCC financing statements which the Administrative Agent may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, (a) to receive, endorse and collect all instruments made payable to such Debtor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, (b) to perfect or continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Pledged Collateral or (c) to maintain, protect, sell, assign, convey or otherwise transfer title in or dispose of the Pledged Collateral. The foregoing power of attorney is coupled with an interest and irrevocable so long as any Lender shall have any Commitment under the Credit Agreement or any of the Secured Obligations (other than contingent indemnification obligations and all Letters of Credit that remain outstanding have been Cash Collateralized or with respect to which other arrangements satisfactory to the L/C Issuer have been made) shall remain unpaid or unsatisfied. Each Debtor hereby ratifies, to the fullest extent permitted by applicable law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 8. Notwithstanding anything to the contrary contained herein, the Debtor shall be entitled and permitted to retain any tax distributions at any time.

9. Administrative Agent Performance of Debtor’s Obligations. The Administrative Agent may perform or pay any obligation which any Debtor has agreed to perform or pay under or in connection with this Agreement, and each Debtor shall, jointly and severally, reimburse the Administrative Agent in accordance with the Credit Agreement for any amounts paid by the Administrative Agent pursuant to Section 14. Except in cases where prompt action is required to minimize risk of loss, Administrative Agent will give each Debtor two (2) Business Days’ notice before performing or paying a Debtor obligation.

10. No Responsibility for Certain Actions. Notwithstanding any provision contained in this Agreement, and other than as set forth in Section 9-207 of the UCC, neither the Administrative Agent nor any holder of the Secured Obligations shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent or any holder of the Secured Obligations has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve any rights against any parties with respect to any Pledged Collateral. The Administrative Agent shall have no duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession other than as set forth in Section 9-207 of the UCC.

11. Remedies In General. Upon the occurrence and during the continuance of an Event of Default (and, in the case of any exercise of rights or remedies under Section 7, after written notice revoking the applicable Debtor’s rights described in Section 7(a) has been given by the Administrative Agent to the Debtors, which written notice shall be given at least one (1) day before such notice shall be in effect):

(a) The Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under the Credit Agreement or any other Loan Document, all the rights and remedies of a secured party under the UCC and other applicable laws, and the Administrative Agent may also, without notice except as specified below, sell the Pledged Shares or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Shares regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by applicable law, each Debtor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Pledged Shares may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Shares to more than one offeree.

(b) Each Debtor recognizes that, by reason of the aforementioned requirements and certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Administrative Agent may, at its option, elect not to require the Debtors to register the offering or sale of all or any part of the Pledged Shares under the provisions of the Securities Act of 1933 and may therefore be compelled, with respect to any sale of all or any part of the Pledged Shares, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Debtors to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the Debtors would agree to do so.

(c) If the Administrative Agent determines to exercise its right to sell any or all of the Pledged Shares, upon written request, each Debtor shall and shall cause, each of its Subsidiaries to, from time to time, furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of shares and other instruments included in the Pledged Shares which may be sold by the Administrative Agent as exempt transactions under the Securities Act of 1933 and rules of the commission thereunder, as the same are from time to time in effect.

(d) In connection with any disposition of the Pledged Shares, if the Administrative Agent elects to obtain the advice of an investment banking firm, such firm shall be selected by the Debtors from among three nationally known investment banking firms which are member firms of the New York Stock Exchange, which three firms shall be proposed by the Administrative Agent to the Debtors. Such selection by the Debtors shall be made within five (5) Business Days after receipt by the Debtors of the names of the firms proposed by the Administrative Agent. In the absence of such selection by the Debtors within such period, the Administrative Agent may select any one of such firms. The Debtors agree that the sale or other disposition of all or any part of the Pledged Shares in reliance on the advice of the investment banking firm so selected shall be deemed to be commercially reasonable under the UCC and otherwise proper.

(e) The Debtors shall, jointly and severally, indemnify and hold harmless the Administrative Agent, the Lenders and any underwriter or financial advisor to the Administrative Agent or the Lenders (and the officers, directors, shareholders, employees, attorneys, and agents of each of them), from and against any and all loss, liability, claim, damage and expense (including, without limitation, attorney costs) under the Securities Act of 1933, any “Blue Sky” law or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statements of a material fact contained in a registration statement or prospectus or on any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent, the Lenders or any underwriter or financial advisor or any other person or entity indemnified hereunder. This indemnification does not apply to losses, claims, damages, liabilities or expenses that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the issuer of such Pledged Shares by the Administrative Agent or on the Administrative Agent’s behalf expressly for use therein.

(f) Any and all expenses which may be charged to or for the account of Administrative Agent or the Lenders hereunder, including brokers’ or underwriters’ commissions or discounts, financial advisory fees, accounting fees, attorney costs, costs of printing and other expenses of offering, sale, or transfer shall be reimbursed by or charged to the Debtors pursuant to the terms of Section 14.

(g) Any cash held by the Administrative Agent as Pledged Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Shares shall be applied by the Administrative Agent as specified in the Credit Agreement.

(i) Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

(ii) Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Debtor therefrom, shall be effective unless in writing signed by the Administrative Agent and the Debtors, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default under the Credit Agreement.

12. Cumulative Remedies. The rights, powers and remedies of the Administrative Agent under this Agreement are cumulative and shall be in addition to all rights, powers and remedies available to the Administrative Agent and the holders of the Secured Obligations pursuant to the Credit Agreement, the other Loan Documents and at law or in equity, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Administrative Agent’s rights hereunder.

13. Certain Waivers. Each Debtor waives, to the fullest extent permitted by law, any right to require the Administrative Agent or the holders of the Secured Obligations (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Administrative Agent’s or any of the holders’ of the Secured Obligations power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral.

14. Costs and Expenses; Indemnification; Other Charges. The terms of Section 10.04 of the Credit Agreement with respect to costs and expenses and indemnification are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

15. Binding Effect; Transferability; No Third-Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that, other than with respect to any assignment or transfer made pursuant to Section 7.04 of the Credit Agreement, no Debtor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Required Lenders (and any attempted assignment or transfer by any Debtor without such consent shall be null and void). Each Debtor acknowledges that upon any assignment or other transfer by the Administrative Agent or any other holder of the Secured Obligations of any of the Secured Obligations, the Administrative Agent or such holder of the Secured Obligations may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Administrative Agent or such holder of the Secured Obligations, or the transferred part thereof, subject, however, to the restrictions contained in the Credit Agreement. No Persons other than the Debtors, the holder of the Secured Obligations, the Administrative Agent and the respective assignees of the holder of the Secured Obligations and the Administrative Agent are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

16. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE HOLDERS OF SECURED OBLIGATIONS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) SUBMISSION TO JURISDICTION. EACH DEBTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE DEBTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

17. Integration. This Agreement, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.

21. No Inconsistent Requirements. Each Debtor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

22. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Pledged Collateral and shall apply to all past, present and future Secured Obligations, including Secured Obligations that arise under transactions that continue any Secured Obligation, increase or decrease any Secured Obligation, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied. This Agreement and the security interest shall terminate when all of the Obligations (as defined in the Credit Agreement) shall have been paid in full (other than contingent indemnification obligations) in accordance with the terms of the Credit Agreement, the Aggregate Commitments have been terminated and all Letters of Credit that remain outstanding have been Cash Collateralized or with respect to which other arrangements satisfactory to the L/C Issuer have been made; provided, however, that the obligations of the Debtors under Sections 11(f) and 14 shall survive such termination. In addition, (x) in the event that any Subsidiary ceases to be a Subsidiary of a Debtor (including another Debtor) as a result of a transaction permitted by the Credit Agreement, then such Subsidiary shall automatically be fully and finally released from its obligations hereunder without any further action of the Administrative Agent, the Lenders, or the L/C Issuer, and (y) the security interest and Liens granted herein shall be deemed to be released automatically without any further action of the Administrative Agent, the Lenders, or the L/C Issuer as to any Pledged Collateral upon the sale, transfer or other disposition of such Pledged Collateral to a Person that is not a Debtor pursuant to a Disposition permitted by the Credit Agreement or any other Loan Document, and in each instance, the Administrative Agent shall promptly upon written request from (and at the expense of) the Borrower take all necessary action to document the full and final release of such Debtor or Pledged Collateral, as applicable, under this Agreement.

23. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to Administrative Agent a joinder agreement, in form and substance reasonably satisfactory to Administrative Agent. Immediately upon such execution and delivery of such joinder agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Debtor” and have all of the rights and obligations of a Debtor hereunder and this Agreement shall be deemed amended by such joinder agreement.

24. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

25. Consent of Issuers of Pledged Shares. Each issuer of Pledged Shares party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Shares by the applicable Debtors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

26. Effect of Amendment and Restatement. Upon the effectiveness hereof, this Agreement amends and restates in its entirety as of the Closing Date the Existing Pledge Agreement. The security interests granted by each Debtor to Administrative Agent in the Pledged Collateral under the Existing Pledge Agreement continue (as modified hereby) without interruption under this Agreement to secure the Secured Obligations.

27. Keepwell. Each Debtor that is a Qualified ECP Guarantor at the time any Guarantee of the Obligations by any Debtor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under such Guarantee voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 27 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Debtor intends this Section 27 to constitute, and this Section 27 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

28. Intercreditor Agreements. This Agreement (and the security interest in the Common Collateral (as defined in the applicable Intercreditor Agreement) granted hereunder) is subject to any Intercreditor Agreement from time to time in effect. In the event of any conflict between the terms of this Agreement and the any Intercreditor Agreement with respect to any Common Collateral, the terms of such Intercreditor Agreement shall control. So long as any Person is acting as bailee and as agent for perfection on behalf of the Administrative Agent pursuant to the terms of any Intercreditor Agreement, any obligation of any Debtor in this Agreement that requires delivery of Common Collateral to, or the possession or control of Common Collateral with, the Administrative Agent shall be deemed complied with and satisfied if such delivery of Common Collateral is made to, or such possession or control of Common Collateral is with, such Person on same terms this Agreement would have otherwise required rendering of performance to the Administrative Agent.

29. Term Debt Priority. Notwithstanding anything in this Agreement or any other Loan Document to the contrary notwithstanding, any reference made to a first priority perfected Lien or security interest in any Loan Document (excluding any Intercreditor Agreement) shall be deemed to include any Pledged Collateral that is subject to security interests in favor of both the holders of the Obligations and the holders of the Term Debt and, pursuant to an Intercreditor Agreement, such creditors have agreed that their respective security interests in such common Pledged Collateral shall have equal priority.

[SIGNATURES SET FORTH ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Debtors have executed this Agreement as of the day and year first above written.

THE GREENBRIER COMPANIES, INC.

By	/s/ Justin Roberts
Name: Justin Roberts
Title: Vice President, Corporate Finance and Treasurer

GREENBRIER-CONCARRIL, LLC
GREENBRIER LEASING COMPANY LLC
GREENBRIER RAIL SERVICES HOLDINGS, LLC
GREENBRIER RAILCAR LEASING, INC.
GUNDERSON LLC
GUNDERSON MARINE LLC
GUNDERSON RAIL SERVICES LLC
MERIDIAN RAIL ACQUISITION CORP.
MERIDIAN RAIL HOLDINGS CORP.

By:	/s/ Justin Roberts
Name: Justin Roberts
Title: Vice President

GREENBRIER MANAGEMENT SERVICES, LLC

By: GREENBRIER LEASING COMPANY LLC
Its: Sole Member

By:	/s/ Justin Roberts
Name: Justin Roberts
Title: Vice President

GUNDERSON SPECIALTY PRODUCTS, LLC

By: GUNDERSON LLC
Its: Sole Member

By:	/s/ Justin Roberts
Name: Justin Roberts
Title: Vice President

FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT

THE GREENBRIER COMPANIES, INC.

Agreed and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title:	Vice President

FOURTH AMENDED AND RESTATED PLEDGE AGREEMENT

THE GREENBRIER COMPANIES, INC.